SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 25, 2004

Commission file number 0-49659

XRG, Inc.

(Exact name of small business issuer as specified in its charter)

DELAWARE	58-2583457

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5301 Cypress Street, Suite 111, Tampa, Florida 33607

(Address of principal executive offices)

(813) 637-0700

(Issuer’s telephone number)

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements, Pro Form Financial Information and Exhibits
SIGNATURES
Ex-99.1 Powerpoint Presentation

Item 5. Other Events and Regulation FD Disclosure

     On May 25, 2004, Kevin P. Brennan, President and Chief Executive Officer of XRG, Inc., (OTCBB: XRGC) will begin presenting a PowerPoint presentation to various investors. Mr. Brennan will present slides that highlight XRG, Inc. (and subsidiaries), consolidated and subsidiary business accomplishments, as well as (but not limited to) business opportunities, markets and certain pro forma financial statements. This information is presented below. The presentation will also be available on the Company’s website at www.xrginc.com

Item 7. Financial Statements, Pro Form Financial Information and Exhibits

     (c) Exhibits.

     99.1 PowerPoint slides presented by Mr. Kevin P. Brennan, President and Chief Executive Officer dated May 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

XRG, Inc.

Date: May 25, 2004	By:	/s/ Kevin Brennan

Kevin Brennan Chief Executive Officer